[Letterhead of Samuel Klein and Company]


January 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Creative Beauty Supply of New Jersey Corporation
      Form 8-K

Gentlemen:

We have read amendment 1 to Form 8-K dated January 27, 2005 of Creative Beauty Supply of New Jersey Corporation and we agree with the
statements made in item 4(a) of this report.   We have no basis to
agree or disagree with the statements made in Item 4(b) of this document.

/s/Samuel Klein and Company
---------------------------------
Samuel Klein and Company
Newark, New Jersey